ASSIGNMENT OF LICENSES, PERMITS, APPROVALS
AND MISCELLANEOUS CONTRACTS

THIS ASSIGNMENT OF LICENSES, PERMITS, APPROVALS AND MISCELLANEOUS CONTRACTS (“Assignment”) is dated effective as of March 7, 2007 by NNN VF FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company (“Assignor”), in favor of RAIT PARTNERSHIP, L.P., a Delaware limited partnership (“Lender”).

BACKGROUND

Lender has agreed to extend a certain credit facility to Assignor in the original principal amount of TWENTY THREE MILLION AND 00/100 DOLLARS ($23,000,000.00) (the “Loan”), all in accordance with the terms and conditions of a certain Loan and Security Agreement dated this date between Lender and Assignor (“Loan Agreement”). The Loan is evidenced by a certain promissory note dated this date (“Note”) in the original principal amount of Twenty Three Million and 00/100 Dollars ($23,000,000.00) executed and delivered by Assignor and made payable to the order of Lender, and secured by, inter alia, a certain Deed of Trust, Security Agreement and Fixture Filing dated of even date herewith executed and delivered by Assignor in favor of Lender (the “Deed of Trust”) and covering Assignor’s right, title and interest in and to certain real property commonly known as Four Resource Square and located at 10735 David Taylor Drive, City of Charlotte, County of Mecklenburg, State of North Carolina, 28262, as described more fully in Exhibit “A” attached to the Deed of Trust (the “Property”) together with any and all improvements now existing and to be constructed thereon (“Improvements”).

As a condition to making the Loan, Lender is requiring Assignor to furnish certain collateral, including, without limitation, this Assignment. The Loan Agreement, Note, Deed of Trust and any other document executed and delivered in connection with the Loan, as any of the foregoing may be amended, restated and/or modified from time to time being sometimes collectively referred to herein as the “Loan Documents.”

Assignment

NOW, THEREFORE, in consideration of the Loan, and intending to be legally bound hereby, Assignor hereby agrees as follows:

FOR VALUE RECEIVED, Assignor hereby assigns, transfers and sets over to Lender all of Assignor’s respective right, title and interest in, to and under (a) any and all contracts, subcontracts or engineer’s or architect’s agreements, (b) water and/or sewer capacity allocations and (c) any and all other assignable licenses, permits, approvals, contracts, entitlements and agreements with or from all boards, agencies, departments, public utilities, governmental or otherwise, relating directly or indirectly to or affecting the Property or the Improvements, whether heretofore or hereafter issued or executed, together with all amendments, modifications or addenda to any of them (the capacity allocations, licenses, permits, approvals, contracts, subcontracts, entitlements and agreements are hereinafter referred to individually as a “Contract” and collectively as the “Contracts”).

FOR THE PURPOSE OF SECURING the payment of the obligations and indebtedness of Assignor to Lender pursuant to the Loan Documents or any of them, including any amendments, extensions and renewals thereof and any supplemental note or notes increasing any indebtedness to Lender as well as the payment, observance, performance and discharge of all other obligations, covenants, conditions and warranties contained in the Loan Documents.

1. Assignor represents and warrants that:

(a) Assignor has the right to assign all of the Contracts hereby assigned, and no other person, firm or corporation has any right, title or interest therein;

(b) Assignor has duly and timely performed all of the obligations, terms, covenants, conditions and warranties of the Contracts on Assignor’s part to be kept, observed and performed as of the date hereof;

(c) Except for assignments which will be released upon funding of the Loan, Assignor has not previously sold, assigned, transferred, mortgaged, pledged or otherwise encumbered the Contracts or any of them, or any other right or interest therein; and

(d) All of the Contracts are in full force and effect on the date hereof, subject to no defenses, setoffs, claims or counterclaims whatsoever.

2. Assignor covenants and agrees as follows:

(a) (i) To duly and timely observe, perform and discharge all of the obligations, terms, covenants, conditions and warranties of the Loan Documents and each Contract on the part of the Assignor to be kept, observed and performed, and (ii) to give immediate written notice to Lender of any failure on the part of Assignor to do so under a Contract and of any notice received from any other party thereto (together with a copy of any such notice);

(b) To use commercialy reasonable efforts to enforce and secure the performance of each and every obligation, term, covenant, condition and agreement in each Contract on the part of any other party thereto to be kept, observed and performed;

(c) To appear in and defend any action or proceeding arising under or in any manner connected with any Contract, and upon request by Lender, to do so in the name and behalf of Lender but at the expense of Assignor, and to pay all costs and expenses of Lender including attorney’s fees, incurred with respect to any such action or proceeding; and

(d) To deliver to Lender at its request, executed copies of any and all Contracts and amendments or modifications thereof.

3. Assignor further covenants and agrees, except with Lender’s prior written consent in each instance:

(a) Not to further sell, pledge, transfer, mortgage or otherwise encumber or assign any Contract or any other right or interest granted therein;

(b) Not to waive, excuse, condone, discount, set-off, compromise, or in any manner release or discharge any other party from any obligations, covenants, conditions and agreements by that party to be kept, observed and performed; and

(c) Not to amend or modify in any material way, cancel, terminate or consent to any surrender of any Contract.

4. The falsity of any certification, representation or warranty of Assignor and the default by Assignor in the observance or performance of any obligation, term, covenant, condition or warranty herein shall constitute a default hereunder and under the Loan Documents (each an “Event of Default”).

5. So long as an Event of Default has not occurred hereunder or under any of the Loan Documents or this Assignment or any Contract (after termination of any applicable notice and/or cure period), Assignor shall have the right to retain, use and enjoy the benefits of the Contracts, subject at all times to this Assignment.

6. Upon or at any time after the occurrence of an Event of Default hereunder or under any of the Loan Documents or any Contract has occurred and continues beyond applicable notice and grace periods set forth herein or therein, Lender shall have the right and power to exercise and enforce any or all of the following rights and remedies, which shall be cumulative:

(a) To succeed to and exercise in its sole discretion all of Assignor’s rights and powers under the Contracts, or any of them; provided, however, that Assignor shall at all times remain solely liable to its respective contractees to perform any and all duties or obligations of Assignor under the Contracts, unless Lender elects in writing, in its sole discretion, to succeed to Assignor’s right, title and interest under one or more of such Contracts, and following any such assignment and assumption Lender shall continue to have no liability for any act or omission occurring prior to the time of such assignment and assumption; and/or

(b) To declare all sums secured by this Assignment and by the Deed of Trust immediately due and payable and, at its option, exercise any or all of the rights and remedies provided in any of the Loan Documents, or at law or in equity;

Provided, however, that the acceptance by Lender of this Assignment, with all of the rights and powers created by this Assignment, shall not be deemed to obligate Lender to appear in or defend any action or proceeding relating to any of the Contracts or the Property or Improvements, or to take any action under this Assignment, or to expend any money or incur any expense or perform or discharge any obligation or liability under any Contract, nor shall Lender be liable in any way for any injury or damage to person or property sustained by any person, firm or corporation in or about the Property or Improvements.

And provided further that Lender’s exercise of rights and powers under the Contracts as aforesaid and/or the taking by Lender of any other remedial action shall not cure or waive any default or waive, modify or affect any notice of default under any of the Loan Documents or invalidate any act done pursuant to such notice, and the enforcement of any such right or remedy by Lender, once exercised, shall continue for so long as Lender shall elect. If Lender thereafter elects to discontinue the exercise of any such right or remedy, that or any other right or remedy hereunder may be reasserted at any time and from time to time following any subsequent default.

7. Assignor hereby agrees to indemnify, defend and hold Lender harmless from and against any and all liability, loss, damage or expense that it may or might incur by reason of this Assignment, or by reason of any action taken by Lender hereunder, or by reason or in defense of any claims or demands that may be asserted against Lender arising out of any Contract, exept to the extent such claims result from the gross negligence or wilfull misconduct of Lender. If Lender incurs any such liability, loss, damage or expense, the amount thereof (including attorney’s fees), together with interest thereon at the Default Rate (as defined in the Note) shall be payable by Assignor to Lender immediately without demand, and shall be secured hereby and by the Deed of Trust.

8. The failure of Lender to enforce or exercise any of its rights under this Assignment at any time or times shall not be construed or deemed to be a waiver of any such right, and nothing contained in this Assignment, nor anything done or omitted to be done by Lender pursuant to this Assignment, shall be deemed a waiver by Lender of any of its other rights and remedies under this Assignment or under any Contract or any of the Loan Documents or at law or in equity. The right of Lender to collect the indebtedness evidenced by the Note and to enforce any security or collateral therefore may be exercised by Lender, either prior to, simultaneously with, or subsequent to any action taken under this Assignment.

9. Upon payment in full of all of the indebtedness and all other sums payable under the Note and Deed of Trust, this Assignment shall become void and of no effect, but the affidavit, certificate, letter or written statement of any officer of Lender stating that any part of said indebtedness remains unpaid shall constitute conclusive evidence of the validity, effectiveness and continuing force of this Assignment, and any person, firm or corporation may and is hereby authorized to rely thereon.

10. All notices, demands or documents of any kind that Lender may be required or may desire to serve upon Assignor hereunder shall be sufficiently served by delivering or mailing the same by the manner and to the address specified in the Loan Agreement. All notices to be sent to Lender hereunder shall be sent by the manner and to the address specified in the Loan Agreement or to such other person or address of which Lender may give Assignor written notice from time to time.

11. Assignor, upon any request by Lender to do so, shall execute, deliver and file or record in the proper governmental offices any instrument and take any other action that Lender may deem necessary or desirable to create, preserve, perfect or terminate this Assignment, or to enable Lender to exercise or enforce any of its rights, hereunder, or to otherwise carry out the intent and purpose of this Assignment.

12. The terms, covenants, conditions and warranties contained herein shall inure to the benefit of Lender, its successors and assigns, and shall bind Assignor, their successors and assigns, and all contractees under the Contracts, and their respective successors, assigns, and all subsequent holders of any interest in the Property or Improvements. In this Assignment, whenever the context so requires, the masculine gender shall include the feminine and/or the neuter, and the singular shall include the plural, and conversely in each case.

13. Nothing contained herein is intended or shall be deemed to create or confer any rights upon any third person not a party hereto, whether as a third party beneficiary or otherwise, except as expressly provided herein, nor shall anything contained herein be construed to create any relationship of partnership, agency, joint venture or the like between Lender and Assignor.

14. This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Assignment of Licenses, Permits and Miscellaneous Contracts has been duly executed upon the day and year first above written.

ASSIGNOR:

NNN VF FOUR RESOURCE SQUARE, LLC, a Delaware limited liability company

By:	Triple Net Properties, LLC, a Virginia

limited liability company, its manager

	By: /s/ Jeff Hanson [SEAL] Name: Jeff Hansen Title:	Managing Director – Real Estate

SIGNATURE PAGE TO ASSIGNMENT OF CONTRACTS